1 / 3 BENEFITS ADDENDUM between GrafTech Switzerland SA, Boulevard de l’Arc-en-Ciel 36, 1030 Bussigny, (the "Company") and Iñigo Perez Ortiz (the "Employee", and together with the "Company", the "Parties") PREAMBLE Whereas: A) The Employee is employed by the Company since February 2020. B) As per the resolution taken by the Board of Directors of the Company on July 27, 2023, the Company has decided that, under the conditions set out in the present Addendum, the Employee will be eligible to receive a severance in case termination by the Company without Cause as defined in this Addendum. C) The severance as per this Addendum is deemed to replace and supersede any existing severance terms. NOW, THEREFORE, the Parties agree as follows: 1. SEVERANCE BENEFIT UPON TERMINATION BY THE COMPANY WITHOUT CAUSE 1.1 If, and only if, the Employee’s employment is terminated by the Company without Cause as defined below (and other than as a result of death or disability), then, subject to the conditions herein, the Employee shall be eligible to receive twelve months of his base salary at the rate in effect immediately prior to such termination of employment, payable in substantially equal installments in accordance with the Company’s payroll practices in effect from time to time, commencing on the 60th day following the date of such termination and ending on the last payroll date of such 12-month period (the first such installment payment shall include all Exhibit 10.1

2 / 3 amounts that would have been paid to him in accordance with the Company’s payroll practices if such payments had begun on the date of such termination) (the "Severance Benefit"). The Severance Benefit will be paid only if, within the period between the 32nd and the 60th day after the end of the Employee’s employment, the Employee signs and returns to the Company a general release of claims against the Company and all related persons and entities in the form reasonably requested by the Company. 1.2 For these purposes, “Cause” means: (1) gross negligence or willful failure by the Employee to perform his duties and responsibilities to the Company (or an affiliate or a successor, if appropriate) (collectively, the GrafTech Companies); (2) commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct (or failure to act) by the Employee, at his direction, or with his prior personal knowledge, that has caused or is reasonably expected to cause injury to the GrafTech Companies; (3) the Employee's conviction of, or pleading guilty to, (A) a felony or (B) a crime that has, or could reasonably be expected to result in, an adverse impact on the performance of the Employee's duties and responsibilities to the GrafTech Companies, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business, business reputation or business relationships of the GrafTech Companies; (4) material unauthorized use or disclosure by the Employee of any confidential information of the GrafTech Companies or any other party to whom the Employee owe an obligation of nonuse and nondisclosure as a result of the Employee's relationship with the GrafTech Companies unless otherwise permitted; (5) breach by the Employee of any of his material obligations under any written agreement with the GrafTech Companies, or of the Code of Conduct, code of ethics or any other material written policy of, or a fiduciary duty or responsibility to, the GrafTech Companies; (6) the Employee's misappropriation of the assets or business opportunities of the GrafTech Companies; or (7) any good cause in the meaning of Article 337 of the Swiss Code of Obligations. 1.3 To the extent required by the applicable laws and regulations, the Severance Benefit will be subject to social security contributions. 1.4 The Employee will not be entitled to the Severance Benefit and will pay it back to the Company if the Employee has already received it, if (a) the Employee breaches one or more of his statutory and/or contractual duties toward the Company, or (b) the Employee disputes the general release. Severance Benefit paid may be set-off by the Company from any potential claims raised by the Employee. 2. MISCELLANEOUS 2.1 This Addendum replaces and supersedes any other severance terms, including, without limitation, the severance policy in the event of redundancy mentioned in the Company's Handbook. 2.2 Any amendments or additions to this Addendum must be in writing and signed by each of the Parties. 2.3 This Addendum shall be governed by and construed in accordance with the material laws of Switzerland.

3 / 3 Executed in two originals as follows: Geneva, July 27, 2023 place, date GrafTech Switzerland SA /s/ Jeremy S. Halford Jeremy Shawn Halford, director Geneva, July 27, 2023 place, date /s/ Inigo Perez Ortiz Iñigo Perez Ortiz